Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

January 17, 2017

JELD-WEN Holding, Inc.

440 S. Church Street, Suite 400

Charlotte, North Carolina 28202

Re:	Registration Statement on Form S-1, File No. 333-211761

Ladies and Gentlemen:

We have acted as counsel to JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-211761) initially filed on June 1, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as subsequently amended (the “Registration Statement”), relating to the registration of 25,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the 25,000,000 shares of Common Stock subject to the Registration Statement, 22,272,727 shares are being offered by the Company (the “Company Shares”) and 6,477,273 shares are being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares” and, collectively with the Company Shares, the “Shares”). The Selling Stockholder Shares include 3,750,000 shares which may be purchased by the underwriters upon the exercise of the option to purchase additional Common Stock granted to the underwriters by the Selling Stockholders. The Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Company Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares have been duly authorized and, following the issuance of shares of Common Stock in connection with the conversion of the Series A Convertible Preferred Stock (as defined in the Registration Statement) into Common Stock in accordance with Article VI, Section (B)(2)(b) of the certificate of incorporation of the Company most recently filed as Exhibit 3.1 to the Registration Statement, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the applicable provisions of the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP